SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14A-ll(c) or Rule 14a-12

CADUS CORPORATION
(Name of Registrant as Specified In Its Charter)

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CADUS CORPORATION
767 Fifth Avenue
New York, New York 10153

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 19, 2008

To the Stockholders of Cadus Corporation:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Cadus Corporation (the "Company") will be held on Thursday, June 19, 2008, at the offices of Morrison Cohen LLP, 909 Third Avenue, 27th Floor, New York, New York 10022, at 3:30 p.m. local time.

The Meeting will be held for the following purposes:

1.	To elect five directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2.	To transact such other business as may properly come before the Meeting or any and all adjournments thereof.

The Board of Directors of the Company fixed the close of business on May 7, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any and all adjournments thereof. Consequently, only stockholders of record at the close of business on May 7, 2008 are entitled to notice of and to vote at the Meeting and at any and all adjournments thereof.

Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card, and return it promptly in the enclosed envelope to ensure your representation at the Meeting. You are cordially invited to attend the Meeting and, if you do so, you may personally vote, regardless of whether you have signed a proxy.

New York, New York
May 14, 2008

By Order of the Board of Directors

David Blitz President

CADUS CORPORATION
767 Fifth Avenue
New York, New York 10153
(212) 702-4367
________________________________________

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
________________________________________

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Cadus Corporation (the “Company), to be used at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on Thursday, June 19, 2008, at 3:30 p.m. local time, at the offices of Morrison Cohen LLP, 909 Third Avenue, 27th Floor, New York, New York 10022, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the holders of record of the Company’s common stock, $.01 par value per share (the “Common Stock”), on or about May 14, 2008.

Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of five directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified and (ii) such other business as may properly come before the Meeting or any and all adjournments thereof. The Company is not aware of any other business to be presented for consideration at the Meeting.

VOTING AND SOLICITATION OF PROXIES

Only holders of record of shares of Common Stock at the close of business on May 7, 2008 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, 13,144,040 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held of record on the Record Date for each proposal submitted for stockholder consideration at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. The election of each nominee for director requires a plurality of the total votes cast. Abstentions will be considered shares present for purposes of determining whether a quorum is present at the Meeting and, therefore, will have the same legal effect as a vote against a motion presented at the Meeting. Broker non-votes will be considered as shares not entitled to vote and will, therefore, not be considered in the tabulation of votes.

All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions on the proxies. A proxy may be revoked at any time prior to final tabulation of the votes at the Meeting. Stockholders may revoke proxies by written notice to the Secretary of the Company, by delivery of a proxy bearing a later date, or by personally appearing at the Meeting and casting a contrary vote. If no direction is indicated, the shares represented by properly executed proxies will be voted in favor of the Board’s nominees for director. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

The executive officers and directors of the Company as a group own or may be deemed to control approximately 38.09% of the outstanding shares of Common Stock of the Company. Each of the executive officers and directors has indicated his intent to vote all shares of Common Stock owned or controlled by him in favor of the election of the nominees for the Board of Directors of the Company set forth herein.

The proxy solicitation is made by and on behalf of the Board. Solicitation of proxies for use at the Meeting may be made in person or by mail, telephone or telegram, by officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 30, 2008, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company’s directors and nominees for director, (iii) each Named Executive Officer (as defined below under “EXECUTIVE COMPENSATION-Summary Compensation”) and (iv) all directors and executive officers as a group. All information is based upon ownership filings made by such persons with the Securities and Exchange Commission (the “Commission”) or upon information provided by such persons to the Company.

Name and Address of Beneficial Owner (1)	Number of Shares Amount and Nature of Beneficial Ownership	Percentage of Stock Outstanding(2)

Carl C. Icahn 767 Fifth Avenue New York, New York 10153	4,961,158(3)	37.74%

Moab Partners, L.P. 152 East 62nd Street New York, NY 10021	1,638,760(4)	12.47%

Name and Address of Beneficial Owner (1)	Number of Shares Amount and Nature of Beneficial Ownership	Percentage of Stock Outstanding(2)

GlaxoSmithKline plc 980 Great West Road Brentford, Middlesex TW89GS England	660,962(5)	5.03%

James R. Broach	--	*

Russell D. Glass	37,500	*

Peter S. Liebert, M.D.	8,334	*

Jack G. Wasserman	--	*

David Blitz c/o Joel Popkin & Company, P.C. 1430 Broadway (Suite 1805) New York, NY 10018	--	*

All executive officers and directors as a group (6 persons)	5,006,992	38.09%
_____________________
* Less than one percent

(1)
Except as otherwise indicated above, the address of each stockholder identified above is c/o the Company, 767 Fifth Avenue, New York, NY 10153. Except as indicated in the other footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

(2)
Share ownership in the case of each person listed above includes shares issuable upon the exercise of options held by such person as of April 30, 2008, that may be exercised within 60 days after such date for purposes of computing the percentage of Common Stock owned by such person, but not for purposes of computing the percentage of Common Stock owned by any other person. None of the persons listed above held options as of April 30, 2008.

(3)
Includes 2,258,790 shares of Common Stock held by High River Limited Partnership and 1,599,942 shares of Common Stock held by Barberry Corp. Mr. Icahn is the sole shareholder of Barberry Corp. and Barberry Corp. is the sole general partner of High River Limited Partnership.

(4)	Based on the April 22, 2008 filing of SEC Form 4 by Moab Partners, L.P.

(5)	Includes 330,481 shares of Common Stock held by SmithKline Beecham p.l.c., an affiliate of GlaxoSmithKline plc.

ELECTION OF DIRECTORS
(Item 1)

The directors to be elected at the Meeting will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Properly executed proxies not marked to the contrary will be voted "FOR" the election to the Board of each nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the current directors. The nominees for the Board of the Company are as follows:

James R. Broach	Peter S. Liebert
Russell D. Glass	Jack G. Wasserman
Carl C. Icahn

Information about the foregoing nominees is set forth under “MANAGEMENT” below.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION TO THE BOARD OF ALL NOMINEES NAMED ABOVE.

Board Meetings, Committees and Director Independence

The Board held one meeting in 2007. Each director attended at least seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board, plus (ii) the total number of meetings held by all committees of the Board on which the director served.

Directors are elected by the stockholders of Cadus at each annual meeting of stockholders and serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier removal or resignation.

The Board has a Compensation Committee, consisting of Messrs. Liebert and Wasserman, which makes recommendations regarding salaries and incentive compensation for employees of and consultants to the Company and which administers the 1996 Incentive Plan. The Compensation Committee does not have a charter. The Compensation Committee held one meeting in 2007.

The Company does not have a separately-designated standing nominating committee or a committee performing similar functions. Because of the small size of the Board of Directors, the Board of Directors performs this function. The Board of Directors considers certain factors when selecting candidates for director positions, including, but not limited to, the current composition and diversity of skills of the Board of Directors, the expertise and experience of a director leaving the Board of Directors, and the expertise required in connection with a particular corporate need for specific skills. The Board of Directors considers the following characteristics when considering a prospective candidate for the Board: (i) a desire to serve on the Board of Directors primarily to contribute to the growth and prosperity of the Company and help create long-term value for its shareholders; (ii) business or professional knowledge and experience that will contribute to the effectiveness of the Board of Directors; (iii) the ability to understand and exercise sound judgment on issues related to the goals of the Company; and (iv) a willingness and ability to devote the time and effort required to serve effectively on the Board of Directors, including preparation for and attendance at Board meetings.

The Board of Directors will consider stockholder nominations for directors timely given in writing to the Company prior to the annual meeting of stockholders. To be timely, the stockholder’s nomination must be delivered, to the attention of the President of the Company, within the time permitted for submission of a stockholder proposal as described in the Company’s proxy statement and filings with the Securities and Exchange Commission. Such notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residential address of each such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of the Company that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder and (ii) the number of shares of the Company that are beneficially owned by such stockholder (and, if the stockholder is not a record holder of the shares, verification of ownership from the record holder). The President of the Company will forward such notice on to one or more of the directors for screening and review and such director’s or directors’ determination whether to recommend that the full Board of Directors consider the nomination contained in such notice.

In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Board of Directors may renominate incumbent directors who continue to be qualified for Board services and are willing to continue as directors.

The Company does not have a separately-designated standing audit committee or a committee performing similar functions. The entire Board of Directors of the Company acts as the audit committee. The Board of Directors of the Company has determined that it does not have an "audit committee financial expert" as such term is defined in the rules adopted by the Securities and Exchange Commission requiring companies to disclose whether or not at least one member of the audit committee is an "audit committee financial expert." The Board of Directors believes that the aggregate technical, commercial and financial experience of its members, together with their knowledge of the Company, provides the Board with the ability to monitor and direct the goals of the Company and to protect the best interests of its shareholders and that its members are fully qualified to monitor the performance of management, the public disclosures by the Company of its financial condition and performance, the Company's internal accounting operations and its independent auditors. In addition, the Board of Directors is authorized to engage independent financial consultants, auditors and counsel whenever it believes it is necessary and appropriate to do so.

Each non-employee director receives $3,000 in annual compensation, payable quarterly in arrears.

Cadus has the following directors: James R. Broach, Russell D. Glass, Carl C. Icahn, Peter S. Liebert and Jack G. Wasserman. Each of the directors, except for Carl C. Icahn, meets the standards for independence set forth in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The entire Board of Directors of the Company acts as the audit committee. Each of the directors, except for Carl C. Icahn and James R. Broach, meets the standards for independence for audit committee members set forth in Rule 4350(d) of the Nasdaq Marketplace Rules.

Stockholder Communications With The Board Of Directors

Although the Company does not have a formal procedure for shareholder communication with the Board, the Company’s Board of Directors has always been, and will remain, open to communications from the Company's stockholders. In general, members of the Board and the Chief Executive Officer are accessible by mail in care of the Company. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company's Chief Executive Officer with a request to forward the communication to the intended recipient. Such communications will be screened by the Chief Executive Officer for appropriateness before either forwarding to or notifying the members of the Board of receipt of a communication. Please note that the foregoing procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding. For information concerning stockholder proposals, see “Stockholder Proposals for 2009 Annual Meeting.”

MANAGEMENT

Information with respect to the executive officers, directors and nominees for director of the Company as of April 30, 2008 is set forth below:

Name	Age	Position
James R. Broach, Ph.D. **	60	Director
Russell D. Glass**	45	Director
Carl C. Icahn**	72	Director
Peter S. Liebert, M.D.**(1)	72	Director
Jack G. Wasserman**(1)	71	Director
David Blitz	76	Chief Executive Officer and President

_________________________

**Nominee for Election to the Board.
(1) Member of the Compensation Committee.

James R. Broach, Ph.D., a scientific founder of Cadus and inventor of Cadus’s yeast-based drug discovery technology, has been Director of Research of Cadus since its inception. He has been a Professor at Princeton University since 1984 in the Department of Molecular Biology, where he is currently Associate Chair and Associate Director of the Lewis Sigler Institute for Integrative Genomics. In 1984, Dr. Broach and his collaborators were the first ones to demonstrate that human genes could be successfully implanted into yeast cells. He received his Ph.D. in Biochemistry from University of California at Berkeley and his B.S. from Yale University.

Russell D. Glass became a director of Cadus in June 1998. He served as President and Chief Executive Officer of Cadus from April 2000 until February 2003. Mr. Glass is a private investor and Managing Member of RDG Capital LLC. From 2002 to 2003 Mr. Glass served as Co-Chairman and Chief Investment Officer of Ranger Partners, an investment management company. From 1998 to 2002 Mr. Glass served as President and Chief Investment Officer of Icahn Associates Corp., a diversified investment firm, and as Vice-Chairman and Director of Lowestfare.com, Inc., a travel services company. Previously, Mr. Glass had been a partner in Relational Investors LLC, from 1996 to 1998, and in Premier Partners Inc., from 1988 to 1996, firms engaged in investment research and management. From 1984 to 1986 he served as an investment banker with Kidder, Peabody & Co. Previously, Mr. Glass served as a Director of Automated Travel Systems, Inc., a software development firm; Axiom Biotechnologies, a pharmacology profiling company; National Energy Group, an oil & gas exploration and production company; and Next Generation Technology Holdings, a healthcare information technology company. He currently serves as a Director of the A.G. Spanos Corporation, a national real estate developer and owner of the NFL San Diego Chargers Football Club. Mr. Glass earned a B.A. in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

Carl C. Icahn has served as a Director of Cadus since July 1993. Mr. Icahn has served as chairman of the board and a director of Starfire Holding Corporation, a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984. Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P. (“IEP”), and certain related entities, Mr. Icahn’s principal occupation is managing private investment funds, including Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III. Prior to August 2007, Mr. Icahn conducted this occupation through his entities CCI Onshore Corp. and CCI Offshore Corp since September 2004. Since November 1990, Mr. Icahn has been chairman of the board of Icahn Enterprises G.P. Inc., the general partner of IEP. IEP is a diversified holding company engaged in a variety of businesses, including investment management, metals, real estate and home fashion. Mr. Icahn was also chairman of the board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. Since 1994, Mr. Icahn has been the principal beneficial stockholder of American Railcar Industries, Inc., currently a publicly traded company that is primarily engaged in the business of manufacturing covered hopper and tank railcars, and has served as chairman of the board and as a director of American Railcar Industries, Inc. since 1994. From October 1998 through May 2004, Mr. Icahn was the president and a director of Stratosphere Corporation, which operates the Stratosphere Hotel and Casino. Mr. Icahn has been chairman of the board and a director of XO Holdings, Inc. and its predecessor since January 2003. XO Holdings, Inc. is a publicly traded telecommunications services provider controlled by Mr. Icahn. In October 2005, Mr. Icahn became a director of WestPoint International, Inc., a manufacturer of bed and bath home fashion products. In May 2005, Mr. Icahn became a director of Blockbuster Inc., a publicly traded provider of in-home movie rental and game entertainment. In September 2006, Mr. Icahn became a director of ImClone Systems Incorporated (“ImClone”), a publicly traded biopharmaceutical company, and since October 2006 has been the chairman of the board of ImClone. In August 2007, Mr. Icahn became a director of WCI Communities, Inc., a homebuilding company, and since September 2007 has been the chairman of the board of WCI. In December 2007, Mr. Icahn became a director of Federal-Mogul Corporation, a supplier of automotive products, and since January 2008 has been the chairman of the board of Federal-Mogul. Mr. Icahn received his B.A. from Princeton University.

Peter S. Liebert, M.D., became a director of Cadus in April 1995. Dr. Liebert has been a pediatric surgeon in private practice since 1968 and is Chief of Pediatric Surgery at the Stamford Hospital in Stamford, Connecticut. He is a past president of the Westchester County Medical Society and is currently Chairman of its Finance Committee. He is also Chairman of the Board of Rx Vitamins, Inc. and a member of the Board of Directors of ImClone Systems Incorporated. Dr. Liebert holds an M.D. from Harvard University Medical School and a B.A. from Princeton University.

Jack G. Wasserman has served as a director of Cadus since May 1996. Mr. Wasserman is an attorney and a member of the Bars of New York, Florida, and the District of Columbia. From 1966 until 2001 he was a senior partner of Wasserman, Schneider, Babb & Reed, a New York-based law firm and its predecessors. Since September 2001 Mr. Wasserman has been engaged in the practice of law as a sole practitioner. Since 1993 he has been a director of Icahn Enterprises G.P., Inc. (formerly American Property Investors, Inc.), the general partner of Icahn Enterprises L.P. (formerly American Real Estate Partners, L.P.). Mr. Icahn controls Icahn Enterprises L.P. and its subsidiaries. Mr. Wasserman has been licenced by the New Jersey State Casino Control Commission and the Nevada State Gaming Control Commission. Since December 1, 1998, Mr. Wasserman has been a director of National Energy Group, Inc. In 2003, National Energy Group, Inc. became an indirect subsidiary of American Real Estate Partners, LP. On March 11, 2004, Mr. Wasserman was appointed to the Board of Directors of Triarc Companies, Inc. and was elected by the stockholders to the Board of Directors in June 2004; he serves on Triarc’s Audit and Compensation Committees. Mr. Wasserman received a B.A. from Adelphi University, a J.D. from Georgetown University Law Center, and a Graduate Diploma from Johns Hopkins University School of Advanced International Studies. In 2007 he received a professional Certificate in Financial Analysis from New York University’s School of Continuing and Professional Studies.

David Blitz became acting President, Chief Executive Officer, Treasurer and Secretary of Cadus in May 2004. Mr. Blitz, a retired partner of Deloitte & Touche, has been employed as a certified public accountant by Joel Popkin & Co., P.C. since January 1990. Mr. Blitz, as an employee of Joel Popkin & Co., P.C., has been performing Cadus Corporation's internal accounting since March 2000. He earned his B.A. in Economics from Brooklyn College.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain information concerning the compensation paid or accrued by Cadus for services rendered to Cadus in all capacities for the fiscal years ended December 31, 2007, 2006 and 2005, by (i) all individuals serving as Cadus’s principal executive officer or principal financial officer, or acting in a similar capacity, (ii) the three most highly compensated executive officers other than the executive officers in clause (i), who were serving as executive officers at the end of such fiscal year and (iii) up to two additional most highly compensated executive officers who would have otherwise been included in clause (ii) but for the fact that they were not serving as executive officers at the end of such fiscal year (collectively, the “Named Executive Officers”):

Summary Compensation Table For 2007, 2006 and 2005 Fiscal Years

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)

David Blitz (1)	2007	$25,000	--	--	$25,000
President and Chief Executive	2006	$25,000	--	--	$25,000
Officer	2005	$25,000	--	--	$25,000
___________________
(1)	Mr. David Blitz has been the Company’s acting President and Chief Executive Officer from May 2004 and serves in such capacity at the rate of $25,000 per annum.

Grants of Plan Based Awards.

There were no grants by Cadus of awards to Named Executive Officers during the fiscal year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

No Named Executive Officer had any outstanding Cadus equity awards as of December 31, 2007.

Option Exercises and Stock Vested

During the fiscal year ended December 31, 2007, no Named Executive Officer exercised any stock option, stock appreciation right or similar instrument and no Cadus stock (including any restricted stock, restricted stock unit or similar instrument) vested for any Named Executive Officer.

Director Compensation

The following table sets forth certain information concerning the compensation paid or accrued by Cadus for services rendered to Cadus by its directors in all capacities for the fiscal year ended December 31, 2007:

Director Compensation Table For 2007 Fiscal Year

Name	Fees Earned or Paid in Cash ($) (1)	All Other Compensation ($)	Total ($)

James R. Broach	$3,000	$12,000 (2)	$15,000
Russell D. Glass	$3,000	--	$3,000
Carl C. Icahn	$3,000	--	$3,000
Peter S. Liebert	$3,000	--	$3,000
Jack G. Wasserman	$3,000	--	$3,000
___________________
(1)	Each non-employee director receives $3,000 in annual compensation, payable quarterly in arrears.
(2)	James R. Broach provides consulting services to the Company for patent and license related matters, for which he was paid $12,000 in the fiscal year ended December 31, 2007.

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee is composed of Peter Liebert and Jack G. Wasserman. Neither Mr. Liebert nor Mr. Wasserman is or was an officer or employee of the Company.

Compensation Discussion and Analysis

Introduction

The Compensation Committee of the Board of Directors of Cadus is responsible for determining and administering the Company’s compensation policies for the remuneration of Cadus’s officers. The Compensation Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective. In 2007, Cadus had no officers other than its acting Chief Executive Officer who served in a consultative capacity at the rate of $25,000 per annum for the interim period during which the Company continued its search for a new Chief Executive Officer. Accordingly, the following report of the Compensation Committee is not entirely applicable to calendar year 2007 but is presented for an historical perspective.

Philosophy

Cadus’s executive compensation program historically has sought to encourage the achievement of business objectives and superior corporate performance by the Cadus’s executives. The program enables Cadus to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management’s long-term focus is on maximizing stockholder value through equity-based incentives. The program calls for consideration of the nature of each executive’s work and responsibilities, unusual accomplishments or achievements on the Company’s behalf, years of service, the executive’s total compensation and the Company’s financial condition generally.

Components of Executive Compensation

Historically, Cadus’s executive employees have received cash-based and equity-based compensation.

Cash-Based Compensation. Base salary represents the primary cash component of an executive employee’s compensation, and is determined by evaluating the responsibilities associated with an employee’s position at the Company and the employee’s overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Compensation Committee and the Board believe that the Company’s management and employees are best motivated through stock option awards and cash incentives.

Equity-Based Compensation. Equity-based compensation principally has been in the form of stock options. The Compensation Committee and the Board believe that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management’s focus on maximizing long-term stockholder value and thus provide a direct relationship between an executive’s compensation and the stockholders’ interests. No specific formula is used to determine stock option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee’s overall past and expected future contributions to the success of the Company.

Compensation of the Chief Executive Officer

The philosophy, factors and criteria of the Compensation Committee generally applicable to the Company’s officers have historically been applicable to the Chief Executive Officer. However, the current acting Chief Executive Officer, David Blitz, is serving on a consultative basis at the rate of $25,000 per annum for the interim period during which the Company continues its search for a new Chief Executive Officer.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with management and based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Peter Liebert
Jack G. Wasserman

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2007 the Company has not been a participant in any transaction with a “related person” (as defined in Item 404 of Regulation S-K) where the amount involved exceeds $120,000, nor is any such transaction currently proposed. The Company recognizes that related person transactions can present potential or actual conflicts of interest. Accordingly, if a proposed transaction appears to or does involve a related person, and the amount involved exceeds $60,000, the transaction must be presented to the Board of Directors for its review and approval or ratification. The Board of Directors may retain and pay such independent advisors as it deems necessary to properly evaluate the proposed transaction, including, without limitation, outside legal counsel and financial advisors to determine the fair value of the transaction. Related party transactions where the amount involved does not exceed $60,000 do not require formal Board of Directors approval, but must be disclosed to the Board of Directors. The foregoing procedures are designed to ensure that transactions with related persons are fair to the Company and in the Company’s best interests.

James Broach provides consulting services to the Company for patent and license related matters for which he was paid $12,000, $13,000 and $17,000 in calendar years 2007, 2006 and 2005, respectively.

In May 2004, the Board of Directors appointed David Blitz the acting Chief Executive Officer of the Company at the rate of $25,000 per annum for the interim period during which the Company is continuing its search for a new Chief Executive Officer. In 2007, the Company paid $25,000 to Mr. Blitz in such capacity. Mr. Blitz remains an employee of Joel Popkin & Co., P.C., in which capacity he will continue to perform the Company’s internal accounting as he has done since March 2000. The Company paid Joel Popkin & Co. $52,593 for such accounting services and $8,000 for tax preparation and examination services performed in 2007 and anticipates that it will pay similar amounts for such services in 2008.

Report of the Board of Directors in Lieu of Report of an Audit Committee

The Company does not have an audit committee and the Board has not adopted a written charter for an audit committee. The entire Board of Directors of the Company acts as the audit committee. The members of the Board of Directors are James R. Broach, Russell D. Glass, Carl C. Icahn, Peter S. Liebert and Jack G. Wasserman.

The Board of Directors has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2007 and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2007 with both management and the independent accountants, Holtz Rubenstein Reminick LLP. The Board also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61.

The Board received from the independent accountants the written disclosures required by Independence Standards Board Standard No. 1 and discussed with the independent accountants that firm’s independence.

The following table sets forth the aggregate fees incurred by the Company for the services of its principal accountants in 2007 and 2006:

	2007	2006
Audit Fees	$45,000	$41,025
Audit-Related Fees	$--	$--
Tax Fees	$--	$--
All Other Fees	$--	$--

Audit fees consist of services rendered to the Company for the audit of the Company’s annual consolidated financial statements, reviews of the Company’s quarterly financial statements and related services.

The Company’s policy is that, before accountants are engaged by the Company to render audit or non-audit services, the engagement is approved by Cadus’s Board of Directors. Cadus’s Board of Directors approved Holtz Rubenstein Reminick LLP’s engagement as the Company’s independent auditors for the fiscal year ending December 31, 2007 before Holtz Rubenstein Reminick LLP was so engaged. All of the 2007 services described above were approved by the Board of Directors.

The Board of Directors has considered the compatibility of fees paid to its principal accountants in connection with its principal accountants’ independence.

Based on the foregoing review and discussions, the Board of Directors approved that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 to be filed with the Securities and Exchange Commission.

Following a review of the independent accounting firm’s performance and qualifications, the Board of Directors approved the reappointment of the independent accounting firm for the fiscal year 2008.

By the Board of Directors:

James R. Broach
Russell D. Glass
Carl C. Icahn
Peter S. Liebert
Jack G. Wasserman

Comparative Stock Performance Graph

The following graph provides a comparison of the cumulative total return* for the Nasdaq Stock Market (US) Index, the Nasdaq Biotechnology Index and the Company since December 31, 2002.

Corresponding index values and Cadus’s Common Stock price values are given below:

	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06	12/31/07

Cadus Corporation	100.00	136.70	140.37	146.79	146.79	172.48
NASDAQ Composite	100.00	149.75	164.64	168.60	187.83	205.22
NASDAQ Biotechnology	100.00	146.95	164.05	185.29	183.09	186.22
Cadus Closing Stock Price	1.09	1.49	1.53	1.60	1.60	1.88

INDEPENDENT ACCOUNTANTS

The Board of Directors of the Company has engaged Holtz Rubenstein Reminick LLP as the Company's independent for the 2008 fiscal year.

Representatives of Holtz Rubenstein Reminick LLP will be present at the Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Reporting persons are required to furnish the Company with copies of all such forms that they file. To the Company’s knowledge, based solely on a review of copies of such filed reports furnished to the Company, all of the Company’s directors, officers and greater than ten percent beneficial owners made all required filings during or with respect to fiscal year 2007 in a timely manner, except that Moab Partners, L.P., which owns more than ten percent of Cadus’ common stock, filed four late reports on Form 4 during fiscal year 2007 and did not file a Form 5 with respect to fiscal year 2007.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Stockholders who wish to present proposals at the 2009 annual meeting of stockholders and who wish to have their proposals presented in the proxy statement distributed by the Board in connection with such annual meeting must submit their proposals in writing, to the attention of the President of the Company, on or before February 19, 2009. In addition, if the Company receives notice of a shareholder proposal after March 30, 2009, it will be considered untimely pursuant to Rules 14a-4 and 14a-5(e)(2) under the Securities Exchange Act of 1934, and the persons named in the proxies solicited by the Board of Directors for the 2009 annual meeting of stockholders may exercise discretionary voting power with respect to the proposal.

ADDITIONAL INFORMATION

The Company’s Annual Report, including certain financial statements, is being mailed concurrently with this Proxy Statement to all persons who were stockholders of record at the close of business on May 7, 2008, which is the record date for voting purposes. The Annual Report does not constitute a part of the proxy soliciting material.

Upon the written request of any stockholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Written requests for such report should be directed to the Company, 767 Fifth Avenue, New York, New York 10153.

GENERAL

The Board knows of no other matters which are likely to be brought before the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

By Order of the Board of Directors

David Blitz President

New York, New York
May 14, 2008

PROXY

CADUS CORPORATION

767 Fifth Avenue, New York, New York 10153

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

The undersigned hereby appoints David Blitz and/or Jack G. Wasserman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of Cadus Corporation held of record by the undersigned on May 7, 2008, at the Annual Meeting of Stockholders to be held on June 19, 2008 or at any adjournment thereof.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

14475

ANNUAL MEETING OF STOCKHOLDERS OF

CADUS CORPORATION

June 19, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

20500000000000000000 3 061908

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL LISTED NOMINEES IN PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all listed nominees in proposal 1.

Receipt of Notice of Annual Meeting and Proxy Statement dated May 14, 2008 is hereby acknowledged.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE OR DELIVER TO: American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038. Facsimile copies of the Proxy, properly completed and duly executed, will be accepted at (718) 236-4588. If you have any questions, please call American Stock Transfer & Trust Company at (212) 936-5100.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.